Exhibit 10.1

AMENDMENT TO ASSIGNMENT AGREEMENT

THIS AMENDMENT is entered into on March 7, 2011, between Manpower Inc. (the “Corporation”) and Jonas Prising (the “Employee”) (“Amendment”);

WHEREAS, the parties wish to extend the term of that certain letter agreement between the Corporation and the Employee  dated December 29, 2008 regarding Employee’s assignment to the United States (the “Assignment Agreement”);

NOW, THEREFORE, the parties wish to amend the Assignment Agreement and agree to enter into this Amendment to the Assignment Agreement as provided below:

1.	Paragraph 2 of the Assignment Agreement – “Term” shall be deleted in its entirety and replaced in its entirety with the following:

2.
 Term.              The “Term” is the period beginning on January 1, 2006 and ending on December 31, 2011, or, if earlier, the date you are either relocated by the Corporation or your employment with the Corporation is terminated.  You shall remain an at will employee of the Corporation during the Term.

IT IS FURTHER AGREED that except as hereby amended in this Amendment to the Assignment Agreement, all other terms and provisions in the Assignment Agreement shall remain in full force and effect.

MANPOWER INC.

By: /s/ Jeffrey A. Joerres
Jeffrey A. Joerres, President and
Chief Executive Officer

Agreed as of the 7th day of March, 2011.

/s/ Jonas Prising
    Jonas Prising